UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

On August 31, 2009, CIT Group Inc. (the "Company") provided a Notice of Continuance of Trigger Period (the “Notice”) to the holders of the Company’s junior subordinated notes due March 15, 2067 (the “Notes”) issued pursuant to the Indenture dated as of January 20, 2006, as amended and supplemented by the First Supplemental Indenture, dated as of January 31, 2007 (as so amended and supplemented, the "Indenture"), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the "Trustee"), with respect to the continuance of a Trigger Period (as such term is defined in the Indenture).

As set forth in the Notice, a Trigger Event (as such term is defined in the Indenture) occurred requiring the Company to use commercially reasonable efforts to execute the Alternative Payment Mechanism (as such term is defined in the Indenture, “APM”) to satisfy the September 15, 2009 interest payment.  The Company is not able to execute the APM and therefore the Company is required to mandatorily defer interest on the Notes.  Accordingly, the Company provided Notice of deferral for the September 15, 2009 interest payment to the holders of the Notes.  Subject to the terms of the Indenture, deferred interest will continue to accrue and compound, as applicable, until payment is made.

The Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the Notice is qualified in its entirety by reference to such Exhibit.

The Notice does not impact interest payments on any other CIT debt obligation.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
99.1	Notice of Continuance of Trigger Period dated August 31, 2009

Forward-Looking Statement

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2009

CIT GROUP INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Notice of Continuance of Trigger Period dated August 31, 2009

Exhibit 99.1

 CIT GROUP INC.

NOTICE OF CONTINUANCE OF TRIGGER PERIOD

6.10% Junior Subordinated Notes due 2067
CUSIP No. 125577AX4

August 31, 2009

NOTICE IS HEREBY GIVEN pursuant to Section 4.2(b) of the First Supplemental Indenture, dated as of January 31, 2007 (the “Supplemental Indenture”), amending and supplementing the Indenture dated as of January 20, 2006 (as so amended and supplemented, the "Indenture"), between CIT Group Inc. (the "Company") and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the "Trustee"), of the continuance of a Trigger Period (as such term is defined in the Indenture).

Pursuant to Section 4.2(a) of the Supplemental Indenture, payment of interest on the Notes must be made in accordance with the Alternative Payment Mechanism (as such term is defined in the Indenture) or otherwise deferred.

The Trigger Period is continuing because the Average Four Quarters Fixed Charge Ratio (as such term is defined in the Indenture) for the Company’s most recently completed fiscal quarter is less than or equal to 1.10.

As a result of the continuance of the Trigger Period, the Company will not be making the interest payment due on September 15, 2009 and will defer the interest payment in accordance with the terms of the Indenture.

This notice does not constitute an offer of securities.

CIT GROUP INC.
ONE CIT DRIVE
     LIVINGSTON, NEW JERSEY 07039